UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under to § 240.14a-12

Midwest Holding Inc.
(Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Employee FAQ

1.	What was announced?

a.	Midwest has entered into an agreement to be acquired by Antarctica Capital, an international investment firm.

b.	This is a highly attractive outcome for Midwest that we believe will create more opportunities for all of us.

c.	It helps accelerate our strategy, lower our execution risk and drive future growth.

2.	Why is the rationale behind this transaction?

a.	While we have made substantial progress executing our business strategy, we believe there are even more significant growth opportunities ahead of us and fully capitalizing on those opportunities requires additional resources.

b.	Our Board of Directors and management team conducted a comprehensive review of value creation opportunities, culminating in this transaction with Antarctica that helps accelerate our strategy, lower our execution risk and drive future growth.

c.	We believe this transaction provides a very attractive outcome for Midwest, our shareholders and all of our stakeholders, including our employees.

3.	What are the terms of the transaction?

a.	We have agreed to be acquired for approximately $100 million, or $27 per share in cash.

4.	What does this mean for employees?

a.	We expect there will be significant opportunities for our talented team.

b.	This transaction ensures Midwest has the resources necessary to fully capitalize on the significant growth opportunities ahead of us.

c.	Midwest plans to utilize Antarctica’s platform, existing partnerships, and other resources to expand our business and drive future growth.

5.	Who is Antarctica Capital?

a.	Antarctica is a highly regarded international investment firm that has a track record of investing in companies and providing active support to help companies achieve long-term sustainable growth.

b.	We believe Antarctica’s track record of success in partnering with leading management teams will enable Midwest to capitalize on our platform, business momentum and market opportunity.

c.	You can read more about Antarctica at their website: https://antarcticacapital.com/.

6.	Will there be any changes to my role, responsibilities, reporting structure, compensation or benefits?

a.	We do not anticipate any changes to roles, responsibilities, reporting structure, compensation or benefits.

b.	If there are any changes following completion of the transaction, they will be communicated to you.

7.	Will there be any changes to Midwest’s personnel or offices?

a.	No, Midwest will continue to be led by its current leadership team and the Company is expected to maintain its name, personnel, headquarters in Lincoln, Nebraska, and operational hubs in New York and Vermont.

8.	What does this transaction mean for customers?

a.	We remain focused on delivering for our partners and customers.

b.	We expect they will benefit from our continued work to further optimize the insurance value chain by delivering technology and services that reduce costs, enhance value and provide a better experience.

9.	What does this transaction mean for reinsurance partners?

a.	This transaction is about ensuring Midwest has the resources necessary to fully capitalize on the significant growth opportunities ahead of us.

b.	As a result, we expect there will be opportunities to both grow our existing reinsurance relationships and also add new partnerships going forward.

10.	What are the next steps in the transaction process?

a.	We expect to close the transaction in the second half of 2023.

b.	The transaction is subject to customary closing conditions, including the receipt of insurance regulatory approvals and approval of our shareholders.

11.	What should I say if I am asked about the transaction by the media or an external party?

a.	Please forward any inquiries from third parties to Tom Bumbolow at ___________.

12.	Where can employees obtain additional information? Whom can I contact if I have more questions?

a.	If you have questions about the announcement, please reach out to your supervisor.

b.	We will keep you updated moving forward as we are able.

Cautionary Statement Regarding Forward-Looking Statements

This communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed acquisition of Midwest Holding Inc. (the “Company”) by an affiliate of Antarctica Capital, LLC, including, but not limited to, statements regarding the anticipated timing of the closing of the proposed transaction. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “target,” “contemplate,” “project,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including approval of the proposed transaction by the stockholders of the Company and the receipt of necessary regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, including the termination of any business contracts, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in hiring and retaining key personnel as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) risks that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings or operating results, (viii) the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction and (ix) the significant transactions costs that the parties will incur in connection with the proposed transaction. The risks and uncertainties may be amplified by economic, market, business or geopolitical conditions or competition, or changes in such conditions, negatively affecting the Company’s business, operations and financial performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business as described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the Securities and Exchange Commission (“SEC”), including preliminary and definitive proxy statements relating to the proposed transaction. A definitive proxy statement will be mailed or otherwise made available to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.ir.midwestholding.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who, under the rules of the SEC, may be considered participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, will be set forth in the preliminary and definitive proxy statements that will be filed with the SEC relating to the transaction. Additional information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 24, 2023. These documents are available free of charge at the SEC’s website at www.sec.gov and on Company’s website at www.ir.midwestholding.com.